Exhibit 4.8

Number PF-__	CELL THERAPEUTICS, INC.	*_____* Shares
	A Washington Corporation	Series F Preferred Stock

THIS CERTIFIES THAT *___________* is the record holder of *_____________ (______)* shares of Series F Preferred Stock of Cell Therapeutics, Inc. (the “Corporation”) transferable only on the share register of the Corporation by the holder, in person or by such holder’s duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation and any amendments thereto, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of said Articles of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

The shares represented by this Certificate may become convertible into shares of Common Stock as set forth in the Articles of Incorporation of the Corporation.

The Corporation will furnish without charge to each shareholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this __ day of _________, 2009.

Louis A. Bianco, Chief Financial Officer	Louis A. Bianco, Executive Vice President, Finance and Administration

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO ______________________________________________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ______________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ____________

(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.